     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 2001

                                                              FILE NO. 001-16407
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 2
                                       TO

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                             ---------------------

                             ZIMMER HOLDINGS, INC.

             (Exact name of registrant as specified in its charter)

               DELAWARE                                     13-4151777
     (State or other jurisdiction                        (I.R.S. Employer
   of incorporation or organization)                  Identification Number)

         345 EAST MAIN STREET                                 46580
              WARSAW, IN                                    (Zip Code)
    (Address of principal executive
               offices)

              Registrant's telephone number, including area code:
                                 (219) 267-6131

                            ------------------------

       Securities to be registered pursuant to Section 12(b) of the Act:

             TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
             -------------------                      ------------------------------
                Common Stock,                           The New York Stock Exchange
          par value $.01 per share

       Preferred Stock Purchase Rights                  The New York Stock Exchange

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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
                             ZIMMER HOLDINGS, INC.
                I. INFORMATION INCLUDED IN INFORMATION STATEMENT
                    AND INCORPORATED IN FORM 10 BY REFERENCE

              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

    Our Information Statement may be found as Exhibit 99.1 to this Form 10. For your convenience, we have below provided a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

ITEM
NO.                                         CAPTION                             LOCATION IN INFORMATION STATEMENT
----                    -----------------------------------------------  -----------------------------------------------
          1.            Business.......................................  "Summary;" "The Distribution;" "Risk Factors;"
                                                                         "Business;" "Management's Discussion and
                                                                         Analysis of Financial Condition and Results of
                                                                         Operations;" "Arrangements Between
                                                                         Bristol-Myers Squibb and Zimmer;"
                                                                         "Capitalization;" and "Available Information"
          2.            Financial Information..........................  "Summary;" "Selected Financial Information;"
                                                                         "Unaudited Pro Forma Combined Financial
                                                                         Statements;" and "Management's Discussion and
                                                                         Analysis of Financial Condition and Results of
                                                                         Operations"
          3.            Properties.....................................  "Business--Properties"
          4.            Securities Ownership of Certain Beneficial
                        Owners and Management..........................  "The Distribution;" "Management;" and
                                                                         "Ownership of Our Stock"
          5.            Directors and Officers.........................  "Management"
          6.            Executive Compensation.........................  "Management;" "Ownership of Our Stock;" and
                                                                         "Arrangements Between Bristol-Myers Squibb and
                                                                         Zimmer"
          7.            Certain Relationships and Related
                        Transactions...................................  "Arrangements Between Bristol-Myers Squibb and
                                                                         Zimmer;" and "Certain Relationships and Related
                                                                         Transactions"
          8.            Legal Proceedings..............................  "Business--Legal Proceedings"
          9.            Market Price of and Dividends on the
                        Registrant's Common Equity and Related
                        Stockholder Matters............................  "Summary;" "The Distribution;"
                                                                         "Capitalization;" "Dividend Policy;"
                                                                         "Description of Capital Stock;" and "Shares
                                                                         Eligible for Future Sale"
         10.            Recent Sales of Unregistered Securities........  Not Included (See Part II below)
         11.            Description of Registrant's Securities to be
                        Registered.....................................  "The Distribution;" "Dividend Policy;" and
                                                                         "Description of Capital Stock"
         12.            Indemnification of Directors and Officers......  "Indemnification of Directors and Officers"
         13.            Financial Statements and
                        Supplementary Data.............................  "Unaudited Pro Forma Combined Financial
                                                                         Statements;" and "Index to Combined Financial
                                                                         Statements" and the statements referenced
                                                                         thereon
         14.            Changes In and Disagreements with Accountants
                        on Accounting and Financial Matters............  Not Applicable
         15.            Financial Statements and Exhibits..............  "Unaudited Pro Forma Combined Financial
                                                                         Statements;" "Index to Combined Financial
                                                                         Statements;" and "Index to Unaudited Interim
                                                                         Combined Financial Statements" (See also, Part
                                                                         II below)

             II. INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

    We were incorporated in Delaware on January 12, 2001 under the name "Zodiac Holdings, Inc." Zodiac Holdings issued 1,000 shares of its common stock, par value $0.01 per share, to Bristol-Myers Squibb Company, a Delaware corporation, in consideration of an aggregate capital contribution of $10.00 by Bristol-Myers Squibb Company. Such issuance was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because such issuance did not involve any public offering of securities. As of March 22, 2001, we changed our name to "Zimmer Holdings, Inc."

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

    (a) Financial Statements filed as part of this registration statement:

Report of Independent Accountants...........................     F-2

Combined Statements of Earnings, Comprehensive Income and
  Net Investment for the Years Ended December 31, 2000, 1999
  and 1998..................................................     F-3

Combined Balance Sheets as of December 31, 2000 and 1999....     F-4

Combined Statements of Cash Flows for the Years
  Ended December 31, 2000, 1999 and 1998....................     F-5

Notes to Combined Financial Statements......................     F-6

Combined Statements of Earnings, Comprehensive Income and
  Net Investment
  for the Three Months Ended March 31, 2001 and 2000........    F-17

Combined Balance Sheets as of March 31, 2001 and
  December 31, 2000.........................................    F-18

Combined Statements of Cash Flows for the Three Months
  Ended March 31, 2001 and 2000.............................    F-19

Notes to Interim Combined Financial Statements..............    F-20

    All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

    (b) Exhibits:

       EXHIBIT
         NO.            DESCRIPTION
---------------------   -----------
         2              Form of Contribution and Distribution Agreement*

         3.1            Form of Restated Certificate of Incorporation of Zimmer
                        Holdings, Inc.*

         3.2            Form of Restated By-laws of Zimmer Holdings, Inc.*

         4.1            Specimen Common Stock certificate**

         4.2            Form of Restated Certificate of Incorporation of Zimmer
                        Holdings, Inc. (filed as Exhibit 3.1 hereto)*

         4.3            Form of Restated By-laws of Zimmer Holdings, Inc. (filed as
                        Exhibit 3.2 hereto)*

       EXHIBIT
         NO.            DESCRIPTION
---------------------   -----------
         4.4            Form of Rights Agreement between Zimmer Holdings, Inc. and
                        Mellon Investor Services LLC, as Rights Agent*

         4.5            Form of Certificate of Designations of Series A
                        Participating Cumulative Preferred Stock (attached as
                        Exhibit A to the Rights Agreement filed as Exhibit 4.4 hereto)*

         4.6            Form of Right Certificate (attached as Exhibit B to the
                        Rights Agreement filed as Exhibit 4.4 hereto)*

        10.1            Form of Contribution and Distribution Agreement (filed as
                        Exhibit 2 hereto)*

        10.2            Form of Interim Services Agreement*

        10.3            Form of Employee Benefits Agreement*

        10.4            Form of Tax Sharing Agreement*

        10.5            Form of Zimmer Holdings, Inc. Savings and Investment
                        Program*

        10.6            Form of Zimmer Holdings, Inc. 2001 Stock Incentive Plan*

        10.7            Form of Zimmer Holdings, Inc. TeamShare Stock Option Plan*

        10.8            Retention Agreement of J. Raymond Elliott*

        10.9            Retention Agreement of Roy D. Crowninshield*

        10.10           Retention Agreement of Bruce E. Peterson*

        10.11           Retention Agreement of Paul D. Schoenle*

        10.12           Retention Agreement of John S. Loveman-Krelle*

        10.13           Compensation Agreement of J. Raymond Elliott*

        10.14           Compensation Agreement of Roy D. Crowninshield*

        10.15           Compensation Agreement of Bruce E. Peterson*

        10.16           Compensation Agreement of Paul D. Schoenle*

        10.17           Compensation Agreement of John S. Loveman-Krelle*

        21              List of Subsidiaries of Zimmer Holdings, Inc.*

        99.1 Zimmer Holdings, Inc. Preliminary Information Statement dated June 18, 2001*

------------------------

*   Filed herewith.

**  To be filed by amendment.

                                   SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                       ZIMMER HOLDINGS, INC.
                                                       (Registrant)

                                                       By:  /s/ J. RAYMOND ELLIOTT
                                                            -----------------------------------------
                                                            Name: J. Raymond Elliott
                                                            Title:  PRESIDENT AND CHIEF
                                                                  EXECUTIVE OFFICER

Date: June 18, 2001

                               INDEX TO EXHIBITS

EXHIBIT NO.             DESCRIPTION
-----------             -----------
 2                      Form of Contribution and Distribution Agreement*

 3.1                    Form of Restated Certificate of Incorporation of Zimmer
                        Holdings, Inc.*

 3.2                    Form of Restated By-laws of Zimmer Holdings, Inc.*

 4.1                    Specimen Common Stock certificate**

 4.2                    Form of Restated Certificate of Incorporation of Zimmer
                        Holdings, Inc. (filed as Exhibit 3.1 hereto)*

 4.3                    Form of Restated By-laws of Zimmer Holdings, Inc. (filed as
                        Exhibit 3.2 hereto)*

 4.4                    Form of Rights Agreement between Zimmer Holdings, Inc. and
                        Mellon Investor Services LLC, as Rights Agent*

 4.5                    Form of Certificate of Designations of Series A
                        Participating Cumulative Preferred Stock (attached as
                        Exhibit A to the Rights Agreement filed as Exhibit 4.4 hereto)*

 4.6                    Form of Right Certificate (attached as Exhibit B to the
                        Rights Agreement filed as Exhibit 4.4 hereto)*

 10.1                   Form of Contribution and Distribution Agreement (filed as
                        Exhibit 2 hereto)*

 10.2                   Form of Interim Services Agreement*

 10.3                   Form of Employee Benefits Agreement*

 10.4                   Form of Tax Sharing Agreement*

 10.5                   Form of Zimmer Holdings, Inc. Savings and Investment
                        Program*

 10.6                   Form of Zimmer Holdings, Inc. 2001 Stock Incentive Plan*

 10.7                   Form of Zimmer Holdings, Inc. TeamShare Stock Option Plan*

 10.8                   Retention Agreement of J. Raymond Elliott*

 10.9                   Retention Agreement of Roy D. Crowninshield*

 10.10                  Retention Agreement of Bruce E. Peterson*

 10.11                  Retention Agreement of Paul D. Schoenle*

 10.12                  Retention Agreement of John S. Loveman-Krelle*

 10.13                  Compensation Agreement of J. Raymond Elliott*

 10.14                  Compensation Agreement of Roy D. Crowninshield*

 10.15                  Compensation Agreement of Bruce E. Peterson*

 10.16                  Compensation Agreement of Paul D. Schoenle*

 10.17                  Compensation Agreement of John S. Loveman-Krelle*

 21                     List of Subsidiaries of Zimmer Holdings, Inc.*

 99.1 Zimmer Holdings, Inc. Preliminary Information Statement dated June 18, 2001*

------------------------

*   Filed herewith.

**  To be filed by amendment.